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TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT
(To Prospectus dated December 12, 2007)

Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-148029

Up to $200,000,000

Affiliated Managers Group, Inc.

Common Stock

        We have entered into an initial forward sale agreement (and may enter into subsequent forward sale agreements) with an affiliate of Banc of America Securities LLC, which affiliate we refer to as the forward purchaser, under which we have the option to sell shares of our common stock. The number of shares that may be sold will be in our discretion, but in no event will the number of shares sold have an aggregate sales price in excess of $200,000,000. If we request the sale of any shares, the forward purchaser will borrow from third parties and sell, through Banc of America Securities LLC as sales agent, shares of our common stock from time to time in connection with these transactions. As described in this prospectus supplement under "Use of Proceeds," the proceeds that we will receive from the sale of shares pursuant to the forward sale agreement or agreements (if any) cannot be determined and will depend upon the number of shares sold and whether we elect to physically settle or to effect a net cash or net stock settlement. Settlement will occur upon dates specified by us within approximately 12 months after the date of a forward sale agreement.

        In connection with the transactions described in the preceding paragraph, we have entered into a distribution agency agreement with Banc of America Securities LLC, as agent for the forward purchaser, relating to the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. We are under no obligation to sell any shares of our common stock pursuant to any forward sale agreement unless shares are sold under the distribution agency agreement and we have no obligation to make any request for such sales.

        In accordance with the terms of the distribution agency agreement, upon our direction, Banc of America Securities LLC, as sales agent for the forward purchaser, will sell shares of our common stock from time to time. Sales of the shares, if any, will be made by means of ordinary brokers' transactions on the New York Stock Exchange at market prices, in block transactions or otherwise as we and Banc of America Securities LLC agree. Banc of America Securities LLC will receive an effective per share commission of 1.95% of the volume-weighted average price per share at which the shares of common stock are sold pursuant to the distribution agency agreement.

        Our common stock is traded on the New York Stock Exchange under the symbol "AMG." On May 6, 2008, the last reported sale price of the shares of common stock as reported on the NYSE was $105.01.

        Investing in our common stock involves risks that are described under "Risk Factors" in this prospectus supplement and under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2007.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Banc of America Securities LLC

The date of this prospectus supplement is May 7, 2008.

        You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not, nor has Banc of America Securities LLC or the forward purchaser, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, nor is Banc of America Securities LLC or the forward purchaser, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. Our business, financial condition, results of operations and prospects may have changed since such date.

About this Prospectus Supplement

        This document is in two parts. The first is this prospectus supplement, which describes the specific terms of the securities we are offering and certain other matters relating to us. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to securities we are currently offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        Except as otherwise indicated, when used in this prospectus supplement, the terms "Affiliated Managers Group," "AMG," "we," "our" and "us" refer to Affiliated Managers Group, Inc., and not our Affiliates or other subsidiaries.

Risk Factors

        In addition to the other information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factor, as well as the "Risk Factors" section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and any similar section in any of our Quarterly Reports on Form 10-Q filed thereafter, before you decide to invest in our common stock. Some factors in these sections are forward-looking statements. For a discussion of those statements and of other factors for investors to consider, see "Forward-Looking Statements."

Settlement provisions contained in the forward sale agreement or agreements subject us to certain risks.

        The forward purchaser will have the right to require us to physically settle each forward sale agreement that we enter into upon the occurrence of certain events, including if (a) the forward purchaser is unable to hedge its exposure to the transactions contemplated by the forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by share lenders at a rate that is less than a specified threshold, (b) on any day following the date of this prospectus supplement, we declare (i) any cash dividend or (ii) certain non-cash distributions, issuances or dividends to existing holders of shares of our common stock, (c) our board of directors approves a merger event (as defined in the forward sale agreement) or (d) the forward purchaser is entitled to terminate the forward sale agreement as a result of an event of default, a termination event or certain additional disruption events or extraordinary events (each as defined in the forward sale agreement). The forward purchaser's decision to exercise its right to require us to settle any forward sale agreement will be made irrespective of our need for capital. In the event that we elect, or are required, to settle any forward sale agreement with shares of our common stock, delivery of such shares would likely result in dilution to our earnings per share and return on equity.

        In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, any outstanding forward sale agreement will terminate without further liability to either party. Following any such termination, we would not issue any shares, and we would not receive any proceeds pursuant to such forward sale agreement.

        Except under the circumstances described above, we have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net physical settlement of such forward sale agreement. If we elect cash or net physical settlement of a forward sale agreement, the forward purchaser or one of its affiliates will purchase shares of our common stock in secondary market transactions over a period of time for delivery to stock lenders in order to unwind the forward purchaser's hedge. If the price of our common stock at which the forward purchaser or its affiliate unwinds the forward purchaser's hedge is below the applicable forward sale price, the forward purchaser will pay us such difference in cash (if we cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we net physically settle). If the price of our common stock at which the forward purchaser or its affiliate unwinds the forward purchaser's hedge exceeds the applicable forward sale price, we will pay the forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to the forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net physically settle). Any such difference could be significant. In addition, the purchases of our common stock by the forward purchaser or an affiliate thereof to unwind the forward purchaser's hedge could cause the price of our common stock to increase over time, thereby increasing the number of shares or amount of cash we owe to the forward purchaser.

Forward-Looking Statements

        This prospectus supplement, the accompanying prospectus and the other documents we incorporate by reference include or may include statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify forward-looking statements by the use of the words "believe," "expect," "estimate," "intend," "assume," "project" and other similar expressions which predict or indicate future events and trends and which do not relate to historical matters. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

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  potential investments in new or our existing investment management firms, or the closing of investments that have been announced;

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  the availability of debt and equity financing to fund these investments;

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  future borrowings under our credit facility;

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  interest rates and hedging contracts;

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  the impact of new accounting policies;

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  our competition and our Affiliates' competition;

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  changing conditions in the financial and securities markets; and

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  general economic conditions.

        The future results or outcome of the matters described in any of these statements are uncertain, which merely reflect our expectations and estimates. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Some of the factors that might cause these differences include, but are not limited to, the factors described in the "Risk Factors" section as well as the following:

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  changes in the securities or financial markets or in general economic conditions;

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  the failure to receive regular distributions from our Affiliates;

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  the availability of equity and debt financing;

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  competition for acquisitions of interests in investment management firms;

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  our ability to complete acquisitions; and

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  the investment performance of our Affiliates and their ability to effectively market their investment strategies.

        You should carefully review all of these factors, and you should be aware that there may be other factors that could cause such differences.

        We caution you that, while forward-looking statements reflect our estimates and beliefs, they are not guarantees of future performance. We do not undertake to update any forward looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Use of Proceeds

        Except under the circumstances described below, we have the right to elect cash or net physical settlement, in lieu of full physical settlement, of any forward sale agreement. The election of cash or net physical settlement will impact any net proceeds received by us upon settlement of such forward sale agreement and may, instead, require us to deliver cash or common stock to the forward purchaser. See "Plan of Distribution." To the extent we sell any shares pursuant to a forward sale agreement and elect full physical settlement, we expect to receive net proceeds equal to the number of such shares multiplied by the initial forward sale price per share subject to the price adjustment and other provisions of the forward sale agreement. The initial forward sale price per share under each forward sale agreement will equal approximately 98.05% of the volume-weighted average price per share at which the shares to which the forward sale agreement relates are sold pursuant to the distribution agency agreement. We intend to use any net proceeds that we receive upon physical settlement of a forward sale agreement for funding potential investments in new investment management firms and for other general corporate purposes. We are under no obligation to sell any shares of our common stock pursuant to any forward sale agreement unless shares are sold under the distribution agency agreement and we have no obligation to make any request for such sales. The initial forward sale price is subject to adjustment pursuant to each forward sale agreement that we enter into, and the actual proceeds are subject to settlement of such forward sale agreement, which will occur within approximately 12 months following the date of such forward sale agreement.

        The forward purchaser will have the right to require us to physically settle each forward sale agreement that we enter into upon the occurrence of certain events, including if (a) the forward purchaser is unable to hedge its exposure to the transactions contemplated by the forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by share lenders at a rate that is less than a specified threshold, (b) on any day following the date of this prospectus supplement, we declare (i) any cash dividend or (ii) certain non-cash distributions, issuances or dividends to existing holders of shares of our common stock, (c) our board of directors approves a merger event (as defined in the forward sale agreement) or (d) the forward purchaser is entitled to terminate the forward sale agreement as a result of an event of default, a termination event or certain additional disruption events or extraordinary events (each as defined in the forward sale agreement). The forward purchaser's decision to exercise its right to require us to settle any forward sale agreement will be made irrespective of our need for capital. In the event that we elect, or are required, to settle any forward sale agreement with shares of our common stock, delivery of such shares would likely result in dilution to our earnings per share and return on equity.

Plan of Distribution

        We have entered into an initial forward sale agreement (and may enter into subsequent forward sale agreements) with an affiliate of Banc of America Securities LLC, which affiliate we refer to as the forward purchaser, under which we have the option to sell shares of our common stock. The number of shares that may be sold will be in our discretion, but in no event will the number of shares sold have an aggregate sales price in excess of $200,000,000. If we request the sale of any shares, upon the agreement of Banc of America Securities LLC and the forward purchaser, the forward purchaser will borrow from third parties and sell, through Banc of America Securities LLC as sales agent, shares of our common stock from time to time in connection with these transactions. Sales of the shares, if any, will be made, at our request from time to time, by means of ordinary brokers' transactions on the New York Stock Exchange at market prices, block transactions and such other transactions as agreed upon by us and Banc of America Securities LLC. As agent of the forward purchaser, Banc of America Securities LLC will not engage in any transactions that stabilize our common stock. The number and timing of shares sold under the program will be in our discretion. We may instruct Banc of America Securities LLC to sell shares from time to time or not to sell any shares.

        Banc of America Securities LLC, as agent of the forward purchaser, will use its reasonable efforts, subject to the terms and conditions of the distribution agency agreement, to solicit offers to purchase the shares of common stock on a daily basis or as otherwise agreed upon by us and Banc of America Securities LLC. We will designate the maximum amount of shares of common stock to be sold through Banc of America Securities LLC on a daily basis or otherwise as we and Banc of America Securities LLC agree. We may instruct Banc of America Securities LLC not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Banc of America Securities LLC may suspend the offering of shares of common stock by notifying the other.

        Each forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion, subject to certain exceptions, no later than approximately 12 months following the date of such forward sale agreement. The initial forward sale price per share under each forward sale agreement will equal approximately 98.05% of the volume weighted average price per share at which the shares of our common stock to which the forward sale agreement relates are sold pursuant to the distribution agency agreement. If we elect to physically settle any forward sale agreement by delivering shares of our common stock, we will receive an amount from the forward purchaser equal to the initial forward sale price per share multiplied by the total number of shares sold to which the forward sale agreement relates, subject to the price adjustment and other provisions of the forward sale agreement.

        The forward purchaser will have the right to require us to physically settle each forward sale agreement upon the occurrence of certain events, including if (a) the forward purchaser is unable to hedge its exposure to the transactions contemplated by such forward sale agreement because of the lack of sufficient shares of our common stock being made available for borrowing by share lenders at a rate that is less than a specified threshold, (b) on any day following the date of this prospectus supplement, we declare (i) any cash dividend or (ii) certain non-cash distributions, issuances or dividends to existing holders of shares of our common stock, (c) our board of directors approves a merger event (as defined in the forward sale agreement) or (d) the forward purchaser is entitled to terminate the forward sale agreement as a result of an event of default, a termination event or certain additional disruption events or extraordinary events (each as defined in the forward sale agreement). The forward purchaser's decision to exercise its right to require us to settle any forward sale agreement will be made irrespective of our need for capital. In the event that we elect, or are required, to settle any forward sale agreement with shares of our common stock, delivery of such shares would likely result in dilution to our earnings per share and return on equity.

        In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, any outstanding forward sale agreement will terminate without further liability to either party. Following any such termination, we would not issue any shares, and we would not receive any proceeds pursuant to such forward sale agreement.

        Except under the circumstances described above, we have the right, in lieu of physical settlement of a forward sale agreement, to elect cash or net physical settlement of such forward sale agreement. If we elect cash or net physical settlement of any forward sale agreement, the forward purchaser or one of its affiliates will purchase shares of our common stock in secondary market transactions over a period of time for delivery to stock lenders in order to unwind the forward purchaser's hedge. If the price of our common stock at which the forward purchaser or its affiliate unwinds the forward purchaser's hedge is below the applicable forward sale price, the forward purchaser will pay us such difference in cash (if we cash settle) or deliver to us shares of our common stock having a market value equal to such difference (if we net physically settle). If the price of our common stock at which the forward purchaser or its affiliate unwinds the forward purchaser's hedge exceeds the applicable forward sale price, we will pay the forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to the forward purchaser a number of shares of our common stock having a market value equal to such difference (if we elect to net physically settle). Any such difference could be significant. In addition, the purchases of our common stock by the forward purchaser or an affiliate thereof to unwind the forward purchaser's hedge could cause the price of our common stock to increase over time, thereby increasing the number of shares or amount of cash we owe to the forward purchaser.

        Before the issuance of our common stock upon settlement of any forward sale agreement, such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, with respect to each forward sale agreement that we enter into, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price of such forward sale agreement.

        Banc of America Securities LLC will receive an effective per share commission of 1.95% of the volume-weighted average price per share at which the shares of common stock are sold pursuant to the distribution agency agreement.

        Settlement for sales of common stock will occur on the third business day following the date on which any sales were made. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

        Under the terms of the distribution agency agreement, Banc of America Securities LLC may also sell shares as principal for its own account at a price agreed upon at the time of sale. If Banc of America Securities LLC sells shares as principal, we will enter into a separate terms agreement with Banc of America Securities LLC and we will describe this agreement in a separate prospectus supplement.

        In connection with the sale of the common stock pursuant to the distribution agency agreement, Banc of America Securities LLC may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended, and the compensation paid to Banc of America Securities LLC may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Banc of America Securities LLC against certain civil liabilities, including liabilities under the Securities Act. Banc of America Securities LLC may engage in transactions with, or perform other services for, us in the ordinary course of business.

        If Banc of America Securities LLC or we reasonably believe that our common stock is no longer an "actively-traded security" as defined under Rule 101(c)(1) of Regulation M under the Securities Exchange Act of 1934, as amended, that party will promptly notify the other and sales of common stock under the distribution agency agreement and any terms agreement will be suspended until that or other exemptive provisions have been satisfied in the judgment of Banc of America Securities LLC and us.

        The offering of common stock pursuant to the distribution agency agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the distribution agency agreement and (ii) the termination of the distribution agency agreement by either Banc of America Securities LLC or us.

Legal Matters

        Certain legal matters in connection with the offering of the common stock will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Certain legal matters will be passed upon for Banc of America Securities LLC by Sidley Austin LLP, New York, New York.

PROSPECTUS

AFFILIATED MANAGERS GROUP, INC.

Debt Securities
Common Stock

        Affiliated Managers Group, Inc. ("AMG") may offer and sell, or facilitate the resale of, securities from time to time, including in connection with a remarketing of the senior notes originally issued in our private offering of Income PRIDES(SM) or resales of shares of our common stock issued upon the settlement of the purchase contracts which are a component of the Income PRIDES(SM). We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before making your investment decision.

        The common stock of AMG is listed on the New York Stock Exchange under the symbol "AMG."

        This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

        Investing in these securities involves certain risks. See "Item 1A-Risk Factors" in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus, and in any Quarterly Report on Form 10-Q or applicable prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        The address of our principal executive offices is 600 Hale Street, Prides Crossing, Massachusetts 01965 and our telephone number at our principal executive offices is (617) 747-3300.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 12, 2007

TABLE OF CONTENTS

About this Prospectus	1
Where You Can Find More Information	1
Affiliated Managers Group, Inc	2
Use of Proceeds	2
Ratio of Earnings to Fixed Charges	2
Description of the Debt Securities	3
Description of Common Stock	17
Plan of Distribution	19
Validity of Securities	20
Experts	20

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ABOUT THIS PROSPECTUS

        Each time we offer securities using this prospectus, we will provide the specific terms and offering prices in a supplement to this prospectus. The prospectus supplements also may add, update or change the information in this prospectus and also will describe the specific manner in which we will offer these securities.

        The applicable prospectus supplement may also contain important information about United States federal income tax consequences and, in certain circumstances, consequences under other countries' tax laws to which you may become subject if you acquire the securities being offered by that prospectus supplement. The applicable prospectus supplement also may update or change information contained or incorporated by reference in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or incorporated by reference herein is accurate only as of the date on the front of this prospectus or the respective dates of filing of the incorporated documents. Our business, financial condition, results of operations and prospects may have changed since that date.

        Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "AMG," "we," "us" and "our" refer to Affiliated Managers Group, Inc. and not our Affiliates (as defined later in this prospectus) or other subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any materials that we file with the SEC at its Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. In addition, you may read our SEC filings at the offices of the NYSE, which is located at 20 Broad Street, New York, New York 10005. Our SEC filings are available at the NYSE because our common stock is listed on the NYSE.

        The SEC's rules allow us to "incorporate by reference" the information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. We consider the information incorporated by reference to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (other than, in each case, any document or portion of that document that is deemed not to be filed) after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus:

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  Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

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  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2007, June 30, 2007 and September 30, 2007;

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  Current Reports on Form 8-K filed on February 2, 2007, February 9, 2007, October 16, 2007, October 18, 2007, October 24, 2007, December 3, 2007 and December 11, 2007; and

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  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 7, 1997, and any amendment or report filed for the purpose of updating such description.

        You may obtain documents incorporated by reference into this prospectus at no cost by requesting them in writing or telephoning us at the following address:

  Darrell W. Crate—Executive Vice President, Chief Financial Officer and Treasurer
  Affiliated Managers Group, Inc.
  600 Hale Street
  Prides Crossing, MA 01965
  (617) 747-3300

        This prospectus constitutes a part of a registration statement on Form S-3, referred to herein, including all amendments and exhibits, as the Registration Statement, that we have filed with the SEC under the Securities Act of 1933, as amended, or the Securities Act. This prospectus does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. We refer you to the Registration Statement and related exhibits for further information regarding us and our securities. The Registration Statement may be inspected at the public reference facilities maintained by the SEC at the address set forth above or from the SEC's website at http://www.sec.gov. Statements contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein concerning the provisions of any document filed as an exhibit to the Registration Statement are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

AFFILIATED MANAGERS GROUP, INC.

        We are an asset management company with equity investments in a diverse group of mid-sized investment management firms (our "Affiliates"). Pro forma for our investments in ValueAct Capital and BlueMountain Capital Management and our pending investment in Cooke & Bieler, as of September 30, 2007, our affiliated investment management firms managed approximately $297 billion in assets across a broad range of investment styles and in three principal distribution channels: Mutual Fund, Institutional and High Net Worth. We pursue a growth strategy designed to generate shareholder value through the internal growth of our existing business across these three channels, in addition to investments in mid-sized investment management firms and strategic transactions and relationships designed to enhance our Affiliates' businesses and growth prospects.

USE OF PROCEEDS

        The use of proceeds from the disposition of the securities covered by this prospectus will be as set forth in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Nine Months Ended September 30, 2007	Year Ended December 31,
		2006	2005	2004	2003	2002
Ratios	7.1x	8.0x	8.1x	7.5x	7.5x	6.7x

        For the purpose of computing the ratios of earnings to fixed charges, earnings consist of pre-tax consolidated income from continuing operations, as adjusted for minority interest, income from equity method investments, distributed income from equity method investments and fixed charges, and fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense deemed to represent interest.

DESCRIPTION OF THE DEBT SECURITIES

        We may offer debt securities from time to time, in one or more offerings. This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the actual indenture if you do not fully understand a term or the way we use it in this prospectus.

        We may offer senior debt securities under an indenture dated December 21, 2001, between us and The Bank of New York as trustee. This indenture, as amended or supplemented from time to time, will be referred to herein as the "indenture." The indenture will be subject to and governed by the Trust Indenture Act of 1939. We have included a copy of the indenture as an exhibit to this registration statement and it is incorporated into this prospectus by reference. The following summarizes the material provisions of the indenture, but may not contain all of the information that is important to you. As used under this caption, the term "debt securities" includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indenture.

General

        The indenture:

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  does not limit the amount of debt securities that we may issue;

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  allows us to issue debt securities in one or more series;

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  does not require us to issue all of the debt securities of a series at the same time;

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  allows us to reopen a series to issue additional debt securities without the consent of the debt securityholders of such series; and

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  provides that the debt securities will be unsecured.

        The senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness.

        The indenture provides that we may, but need not, designate more than one trustee under the indenture. The trustee under the indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a series under the indenture separate and apart from the series administered by any other trustee.

        The prospectus supplement for each offering will provide the following terms, where applicable:

  •
  the title of the debt securities;

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  the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

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  the price at which the debt securities will be issued, expressed as a percentage of the principal;

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  the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

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  the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

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  the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

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  the date or dates, or the method for determining the date or dates, from which interest will accrue;

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  the dates on which interest will be payable;

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  the record dates for interest payment dates, or the method by which we will determine those dates;

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  the persons to whom interest will be payable;

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  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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  any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

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  the place or places where the principal of, and any premium (or make-whole amount) and interest on, the debt securities will be payable;

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  where the debt securities may be surrendered for registration of transfer or exchange;

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  where notices or demands to or upon us in respect of the debt securities and the indenture may be served;

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  the times, prices and other terms and conditions upon which we may redeem the debt securities;

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  any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

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  the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

  •
  whether the principal of, and any premium (or make-whole amount) or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

  •
  whether the amount of payments of principal of, and any premium (or make-whole amount) or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

  •
  whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

  •
  any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

  •
  whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

  •
  the identity of the depository for securities in registered form, if such series are to be issuable as a global security;

  •
  the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the indenture;

  •
  whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

  •
  the circumstances, if any, in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

  •
  any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

  •
  the name of the trustee and the nature of any material relationship with us or any of our Affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

  •
  any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable; and

  •
  any other terms of such debt securities not inconsistent with the provisions of the indenture.

        We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We will refer to any such debt securities throughout this prospectus as "original issue discount securities." The applicable prospectus supplement will describe the federal income tax consequences and other relevant considerations applicable to original issue discount securities.

        Except as described under "—Merger, Consolidation or Sale of Assets" or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us or any of our Affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.

        Neither applicable law nor our governing instruments define the term "substantially all" as it relates to the sale of assets. Additionally, applicable case law interpreting the term "substantially all" rely upon the facts and circumstances of each particular case. Consequently, to determine whether a sale of "substantially all" of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

        We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Payment

        Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

        All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

Denomination, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

        Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:

  •
  exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the trustee or at the office of any transfer agent that we designate for such purpose; and

  •
  surrender them for registration of transfer or exchange at the corporate trust office of the trustee or at the office of any transfer agent that we designate for such purpose.

        Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

        Neither we nor any trustee shall be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

  •
  register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; or

  •
  issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

        The indenture provides that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:

  •
  either we are the continuing entity, or the successor entity, if other than us, assumes our obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of our covenants and conditions contained in the indenture;

  •
  immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any of our subsidiaries as having been incurred by us or by such subsidiary at the time of the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

  •
  an officers' certificate and legal opinion covering such conditions are delivered to each trustee.

Covenants

        Existence.    Except as permitted under "—Merger, Consolidation or Sale of Assets," the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indenture does not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

        Payment of Taxes and Other Claims.    The indenture requires us to pay, discharge or cause to be paid or discharged, before they become delinquent all taxes, assessments and governmental charges levied or imposed on us or our Affiliates or our income, profits or property or those of our Affiliates. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of Financial Information.    The indenture requires us, within 15 days of each of the respective dates by which we are required to file annual reports, quarterly reports and other documents with the SEC, (1) to file with the trustee, copies of the annual reports, quarterly reports and other documents that we filed with the SEC under Section 13 or Section 15(d) of the Exchange Act, and (2) within 30 days after the filing thereof with the trustee, to mail to the holders of the notes, as their names and addresses appear in the register, summaries of any such annual reports, quarterly reports and other documents.

        Additional Covenants.    The applicable prospectus supplement will set forth any additional covenants of Affiliated Managers Group relating to any series of debt securities.

Events of Default, Notice and Waiver

        Unless the applicable prospectus supplement states otherwise, when we refer to "events of default" as defined in the indenture with respect to any series of debt securities, we mean:

  •
  default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

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  default in the payment of principal of, or any premium (or make-whole amount) on, any debt security of such series at its maturity;

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  default in making any sinking fund payment as required for any debt security of such series;

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  default in the performance or breach of any other covenant or warranty of Affiliated Managers Group contained in the indenture continuing for 60 days after written notice to us as provided in the indenture;

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  default under any bond, debenture, note, indenture or instrument under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our Affiliates (which we have guaranteed) in an aggregate principal amount of at least $30,000,000, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to us specifying such default;

  •
  bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Affiliated Managers Group or any of our Affiliates which is considered a significant subsidiary; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        When we use the term "significant subsidiary," we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.

        If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the indenture may rescind and annul such declaration and its consequences if:

  •
  we have deposited with the trustee all required payments of the principal, any premium (or make-whole amount), and interest, plus applicable fees, expenses, disbursements and advances of the trustee; and

  •
  all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived.

        The indenture also provides that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the indenture may on behalf of all holders waive any past default with respect to such series and its consequences, except a default:

  •
  in the payment of the principal, any premium (or make-whole amount) or interest;

  •
  in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of the outstanding debt security that is affected by the default; or

  •
  in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

        The indenture requires the trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified responsible officers of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

        The indenture provides that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such debt securities at the respective due dates thereof.

        The indenture provides that, subject to provisions in the indenture relating to its duties in the case of a default, the trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee security or indemnity satisfactory to it. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction which:

  •
  is in conflict with any law or the indenture;

  •
  may involve the trustee in personal liability; or

  •
  may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

        Within 120 days after the close of each fiscal year, we will be required to deliver to the trustee a certificate, signed by one of our several specified officers stating whether or not that officer has knowledge of any default under the indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indenture

        The indenture provides that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under the indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

  •
  change the stated maturity of the principal of, or any premium (or make-whole amount) on, or any installment of principal of or interest on, any such debt security;

  •
  reduce the principal amount of, the rate or amount of interest on or any premium (or make-whole amount) payable on redemption of any such debt security;

  •
  reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

  •
  change the place of payment or the coin or currency for payment of principal of, or any premium (or make-whole amount) or interest on, any such debt security;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

  •
  reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture; or

  •
  modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the indenture.

        We and our trustee may make modifications and amendments of the indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under the indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of the indenture (1) to facilitate the issuance of, or to change or eliminate restrictions on the payment of principal of, or premium (or make-whole amount) or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of the indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities of any series;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

  •
  to cure any ambiguity, defect or inconsistency in the indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under the indenture; and

  •
  to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

        The indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

  •
  the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

  •
  the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under the indenture; and

  •
  debt securities owned by us or any other obligor upon the debt securities or by any Affiliate of ours or of such other obligor shall be disregarded.

        The indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of the indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

        Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

        Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

        Notwithstanding the foregoing provisions, the indenture provides that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver and other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

  •
  there shall be no minimum quorum requirement for such meeting; and

  •
  the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise indicated in the applicable prospectus supplement, the indenture allows us to discharge our obligations to holders of any series of debt securities issued under the indenture when:

  •
  either (1) all securities of such series have already been delivered to the trustee for cancellation; or (2) all securities of such series have not already been delivered to the trustee for cancellation but (a) have become due and payable, (b) will become due and payable within one year, or (c) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and any premium (or make-whole amount) and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

  •
  we have paid or caused to be paid all other sums payable; and

  •
  we have delivered to the trustee an officers' certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied.

        Unless otherwise indicated in the applicable prospectus supplement, the indenture provides that, upon our irrevocable deposit with the trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium (or make-whole amount) and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:

  •
  to defease and be discharged from any and all obligations with respect to such debt securities; or

  •
  to be released from our obligations with respect to such debt securities under the indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

        Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

        The indenture only permits us to establish the trust described in the paragraph above if, among other things, we have delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture.

        When we use the term "government obligations," we mean securities that are:

  •
  direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

  •
  obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (a) the holder of a debt security of such series is entitled to, and does, elect under the terms of the indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (b) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium (or make-whole amount) and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

        When we use the term "conversion event," we mean the cessation of use of:

  •
  a currency, currency unit or composite currency both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

  •
  the European Currency Unit both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities; or

  •
  any currency unit or composite currency other than the European Currency Unit for the purposes for which it was established.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into common stock will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into shares of common stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.

Global Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.

        Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.

        We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of Participants with the depository) and records of participants (with respect to beneficial interests of persons who hold through participants with the depository). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

        So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Payments of principal of, and any premium (or make-whole amount) and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium (or make-whole amount) or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot.

        Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

        Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

        If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000. The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.

No Recourse

        There is no recourse under any obligation, covenant or agreement in the indenture or with respect to any security against any of our or our successor's past, present or future stockholders, employees, officers or directors.

DESCRIPTION OF COMMON STOCK

        The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. Therefore, you should read our charter and bylaws for additional information related to our common stock.

General

        Under our charter, we currently have authority to issue up to 150,000,000 shares of common stock, par value $.01 per share, and up to 3,000,000 shares of Class B common stock, par value $.01 per share. Under Delaware law, stockholders generally are not responsible for our debts or obligations. As of December 7, 2007, we had 29,776,466 shares of common stock outstanding and an additional 9,247,192 shares of common stock were held in the Company's treasury, and there were no shares of Class B common stock issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Our common stock is listed on the NYSE under the symbol "AMG."

Dividends

        Subject to preferential rights of any other class or series of stock, holders of common stock and Class B common stock may receive dividends out of assets that we can legally use to pay dividends, when, as and if they are declared by our board of directors, with each share of common stock and each share of Class B common stock sharing equally in such dividends with each share of Class B common stock being equal to the number of shares of common stock into which it would then be convertible. If dividends are declared which are payable in shares of common stock or shares of Class B common stock, such dividends shall be declared payable at the same rate in both classes of stock and the dividends payable in shares of common stock shall be payable to the holders of shares of common stock, and the dividends payable in shares of Class B common stock shall be payable to the holders of shares of Class B common stock.

Voting Rights

        Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise required by Delaware law or as provided with respect to any other class or series of stock. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

        To the extent the holders of Class B common stock are entitled to vote under our charter or applicable law, such holders shall vote together as a single class with the holders of common stock, except as required by law.

Liquidation/Dissolution Rights

        Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock and Class B common stock share in the same proportion as our other stockholders in the assets that we may legally use to pay distributions in the event we are liquidated, dissolved or our affairs are wound up after we pay or make adequate provision for all of our known debts and liabilities with each share of Class B common stock being equal to the number of shares of common stock into which it would then be convertible.

Other Rights

        Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities, other than the limited conversion rights afforded to the holders of our Class B common stock which are described below.

        Under Delaware law, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding a majority of the shares entitled to vote on the matter, unless a different percentage is set forth in the corporation's charter, which percentage shall not in any event be less than a majority of all of the shares entitled to vote on such matter. Our charter provides that whenever any vote of the holders of voting stock is required to amend or repeal any provision of the charter, then in addition to any other vote of the holders of voting stock that is required by the charter or by law, the affirmative vote of the holders of a majority of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, is required. However, with respect to the amendment or repeal of any of the provisions of our charter relating to stockholder action without an annual or special meeting, the election, term or removal of directors, vacancies on the board of directors, and the limitation of liability of directors and officers, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, shall be required.

Rights of Class B Common Stock

        The holders of our Class B common stock generally have the same rights and privileges as holders of our common stock, except that holders of Class B common stock do not have any voting rights other than those which may be provided under our charter or applicable law. Each share of Class B common stock is convertible, at the option of the holder, into one share of common stock if such share of Class B common stock is to be distributed, disposed of or sold by the holder in connection with any sale; provided, that such conversion is not inconsistent with any regulation, rule or other requirement of any governmental authority applicable to the holder.

Transfer Agent

        The transfer agent and registrar for our common stock is LaSalle Bank National Association.

PLAN OF DISTRIBUTION

General

        The securities may be sold:

  •
  to or through underwriting syndicates represented by managing underwriters;

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  to or through one or more underwriters without a syndicate;

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  through dealers or agents; or

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  to investors directly in negotiated sales or in competitively bid transactions.

        The prospectus supplement for each series of securities we sell will describe, to the extent required, information with respect to that offering, including:

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  the name or names of any underwriters and the respective amounts underwritten;

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  the purchase price and the proceeds to us from that sale;

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  any underwriting discounts and other items constituting underwriters' compensation;

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  any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

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  any securities exchanges on which the securities may be listed; and

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  any material relationships with the underwriters.

Underwriters

        If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions and the underwriters will be obligated to purchase all of these securities if any are purchased.

        The securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Agents

        We may also sell any of the securities through agents designated by us from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the applicable prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of its appointment, unless we state otherwise in the applicable prospectus supplement.

Direct sales

        We may sell any of the securities directly to purchasers. In this case, we will not engage underwriters or agents in the offer and sale of the applicable securities.

Indemnification

        We may indemnify underwriters, dealers or agents who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

No assurance of liquidity

        Any securities, other than our common stock, may be new issues of securities with no established trading market. Any underwriters that purchase securities from us may make a market in these securities. The underwriters will not be obligated, however, to make a market and may discontinue market-making at any time without notice to holders of the debt securities. We cannot assure you that there will be liquidity in the trading market for any debt securities of any series.

Secondary sales

        Shares of our common stock may be sold from time to time by selling stockholders, through public or private transactions at prevailing market prices or at privately negotiated prices, as described in the applicable prospectus supplement.

VALIDITY OF SECURITIES

        Unless the applicable prospectus supplement indicates otherwise, certain matters relating to the validity of the securities will be passed upon on behalf of AMG by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report (which contains an explanatory paragraph on management's assessment of the effectiveness of internal control over financial reporting and on the effectiveness of internal control over financial reporting due to the exclusion of Chicago Equity Partners, LLC from the assessment of the internal control over financial reporting because the Company acquired Chicago Equity Partners, LLC in a purchase business combination during 2006) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Up to $200,000,000

Common Stock

Affiliated Managers Group, Inc.

Prospectus Supplement

May 7, 2008

Banc of America Securities LLC